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CUSIP No. 855546107

                                                                      EXHIBIT 10

                                   EXHIBIT 10

                             JOINT FILING AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Amendment No. 1 to the Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date:  November 19, 2001           J.P. MORGAN PARTNERS (SBIC), LLC


                                   By:  /s/ Jeffrey C. Walker
                                        ----------------------------------------
                                          Name: Jeffrey C. Walker
                                          Title: President


Date:  November 19, 2001           J.P. MORGAN PARTNERS (BHCA), L.P.


                                   By:   JPMP MASTER FUND MANAGER, L.P.,
                                         ITS GENERAL PARTNER

                                   By:   JPMP CAPITAL CORP.,
                                         ITS GENERAL PARTNER


                                   By:  /s/ Jeffrey C. Walker
                                        ----------------------------------------
                                          Name: Jeffrey C. Walker
                                          Title: President


Date:  November 19, 2001           QUETZAL/J.P. MORGAN PARTNERS, L.P.


                                   By: Quetzal/J.P. Morgan Partners (GP), LLC, its General Partner


                                   By:  /s/ Lauren M. Tyler
                                        ----------------------------------------
                                          Name: Lauren M. Tyler
                                          Title: Managing Member